As filed with the Securities and Exchange Commission on September 9, 2004
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        Anteon International Corporation

             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                13-3880755
---------------------------------------      -----------------------------------
         (State of Incorporation)              (IRS Employer Identification No.)

                         3211 Jermantown Road, Suite 700
                          Fairfax, Virginia 22030-2801
                                 (703) 246-0200
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                   Amended and Restated Anteon International
                         Corporation Omnibus Stock Plan
                            (Full Title of the Plan)

                             Curtis L. Schehr, Esq.
              Senior Vice President, General Counsel and Secretary
                        Anteon International Corporation
                         3211 Jermantown Road, Suite 700
                          Fairfax, Virginia 22030-2801
                                 (703) 246-0200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                   -------------------------------------------

                                    Copy to:
                              John C. Kennedy, Esq.
                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

                   -------------------------------------------


                                                  CALCULATION OF REGISTRATION FEE

===================================================================================================================
  Title Of Each Class Of        Amount To Be         Proposed Maximum        Proposed Maximum           Amount of
Securities To Be Registered      Registered         Offering Price Per      Aggregate Offering      Registration Fee
                                                           Unit                    Price
-------------------------------------------------------------------------------------------------------------------

  Common Stock, par value     1,500,000 shares          $33.10 (3)            $49,650,000 (3)           $6,290.66
         $.01 (1)                    (2)

===================================================================================================================

(1)  Includes  certain common share purchase rights (the "Rights")  associated with shares of the common stock, par value $.01 per share,  of Anteon  International  Corporation  (the "Common  Stock").  Until the  occurrence of certain prescribed events, none of which have occurred,  the Rights are not exercisable,  are evidenced by the certificate representing the Common Stock and will be transferred along with and only with the Common Stock.

(2)  Represents  additional shares of Common Stock reserved for issuance under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, this registration  statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(3)  Estimated  solely for the purpose of calculating the registration  fee, and computed  pursuant to Rules 457(c)
     and 457(h) under the Securities Act of 1933, as amended.  The Proposed Maximum Offering Price Per Unit and the
     Registration  Fee were  determined  by averaging the high and low prices of Anteon  International  Corporation
     Common Stock as reported on the New York Stock Exchange on September 2, 2004.

===================================================================================================================



                                EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the registrant, Anteon International Corporation. (the "Registrant"), is filing this registration statement with respect to the issuance of an additional 1,500,000 shares of its common stock, par value $.01 per share (the "Common Stock"), along with the accompanying common share purchase rights, under its Amended and Restated Anteon International Corporation Omnibus Stock Plan, as amended (the "Stock Plan"). On March 26, 2002, the Registrant filed a registration statement (the "Original Registration Statement") on Form S-8 (File No. 333-84930) with respect to the issuance of shares of Common Stock under the Plan. The contents of the Original Registration Statement are hereby incorporated in this registration statement by reference.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on September 9, 2004.

                                 Anteon International Corporation
                                 (Registrant)

                                 By: /s/ Joseph M. Kampf
                                     -------------------------------------------
                                      Joseph M. Kampf
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                         Title                                     Date
/s/Joseph M. Kampf
----------------------------------------President, Chief Executive Officer and Director            September 9, 2004
Joseph M. Kampf                         (Principal Executive Officer)


/s/ Charles S. Ream
----------------------------------------Executive Vice President and Chief Financial               September 9, 2004
Charles S. Ream                         (Principal Financial and Accounting Officer)

                     *
----------------------------------------Chairman of the Board of Directors                         September 9, 2004
Frederick J. Iseman

                     *
----------------------------------------Director                                                   September 9, 2004
Gilbert F. Decker

                     *
----------------------------------------Director                                                   September 9, 2004
Robert A. Ferris

                     *
----------------------------------------Director                                                   September 9, 2004
Paul G. Kaminski

                     *
----------------------------------------Director                                                   September 9, 2004
Steven M. Lefkowitz

                     *
----------------------------------------Director                                                   September 9, 2004
General Henry Hugh Shelton, USA (ret.)

                     *
----------------------------------------Director                                                   September 9, 2004
William J. Perry

                     *
----------------------------------------Director                                                   September 9, 2004
Thomas J. Tisch

         *Curtis L. Schehr, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.1.

                                        By: /s/ Curtis L. Schehr
                                            ------------------------------------
                                            Curtis L. Schehr
                                            Attorney-in-Fact

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         We, the undersigned members of the Board of Directors of Anteon International Corporation, hereby appoint Joseph M. Kampf, Charles S. Ream and Curtis L. Schehr, and each of them singly, our true and lawful attorneys with the full power of substitution, to sign for us and in our names in the capacities listed below, the Registration Statement on Form S-8 pertaining to the Amended and Restated Anteon International Corporation Omnibus Stock Plan, as amended (the "Plan"), and any and all amendments to such Registration Statement, and generally to do all such actions in our names and on our behalf in our capacities as members to enable Anteon International Corporation to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to such
Registration Statement and any and all amendments thereto, including post-effective amendments.

                Signature                                          Title                                     Date
 /s/ Frederick J. Iseman
-------------------------------------------Chairman of the Board of Directors                         September 8, 2004
Frederick J. Iseman

/s/ Gilbert F. Decker
-------------------------------------------Director                                                   September 8, 2004
Gilbert F. Decker

/s/ Robert A. Ferris
-------------------------------------------Director                                                   September 8, 2004
Robert A. Ferris

/s/ Paul G. Kaminski
-------------------------------------------Director                                                   September 8, 2004
Paul G. Kaminski

/s/ Steven M. Lefkowitz
-------------------------------------------Director                                                   September 8, 2004
Steven M. Lefkowitz

/s/ General Henry Jugh Shelton, USA (ret.)
-------------------------------------------Director                                                   September 8, 2004
General Henry Hugh Shelton, USA (ret.)

/s/ William J. Perry
-------------------------------------------Director                                                   September 8, 2004
William J. Perry

/s/ Thomas J. Tisch
-------------------------------------------Director                                                   September 8, 2004
Thomas J. Tisch

                                INDEX TO EXHIBITS



Exhibits

4.1            Specimen Stock Certificate  (incorporated by reference to Exhibit
               4.7 to the Registration Statement on Form S-1 (Commission File No. 333-75884) of the Company).

4.2 Amended and Restated Certificate of Incorporation of Anteon International Corporation (incorporated by reference to Exhibit
               3.1 of Anteon International Corporation's Quarterly Report on Form 10-Q filed on May 14, 2002).

4.3 Amended and Restated By-laws of Anteon International Corporation (incorporated by reference to Exhibit 3.3 of Anteon International Corporation's Quarterly Report on Form 10-Q filed on May 14,
               2002).

4.4 Rights Agreement, dated March 15, 2002 (incorporated by reference to Exhibit 4.1 to Anteon International Corporation's Current Report on Form 8-K, filed on April 5, 2002).

5.1*           Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1 Amended and Restated Anteon International Corporation Omnibus Stock Plan (incorporated by reference to Exhibit 10.2 to Anteon International Corporation's Quarterly Report on Form 10-Q filed May 14, 2002).

10.2 Amendment No. 1 to Amended and Restated Anteon International Corporation Omnibus Stock Plan (incorporated by reference to Anteon International Corporation's Definitive Proxy Statement on
               Schedule 14A filed April 27, 2004).

10.3           Stock  Option  Agreement  (incorporated  by  reference to Exhibit
               10.17 to Anteon International Corporation's Amendment No. 2 to Form S-1 Registration Statement filed on February 19, 2002 (Commission File No. 333-75884).

23.1*          Consent of KPMG LLP.

23.2* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*          Power of Attorney.

---------------------
* Filed herewith.

                                                                     Exhibit 5.1








                                           September 8, 2004




Anteon International Corporation
3211 Jermantown Road
Suite 700
Fairfax, Virginia  22030-2801

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Anteon International Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), you have asked us to furnish our opinion as to the legality of the 1,500,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), registered for issuance under the Registration Statement and the 1,500,000 rights (the "Rights") to purchase Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Company attached to such Shares. The Shares are reserved for issuance under the Amended and Restated Anteon International Corporation Omnibus Stock Plan, as amended (the "Plan").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company (the "Charter"), (iii) the Certificate of Designation of the Series A Preferred Stock, (iv) the By-laws of the Company, (v) the Plan, (vi) the form of the Stock Option Agreement related to the Plan provided to us by the Company, (vii) the Rights Agreement (the "Rights Agreement"), dated as of March 15, 2002, between the Company and American Stock Transfer & Trust Company (the "Rights Agent") and
(viii) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinion expressed in this letter.

                  In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. For purposes of the following opinion, we have also assumed (i) the due authorization, execution and delivery of the Rights Agreement by the Company and the Rights Agent and (ii) the Rights Agreement is a legal, valid and binding obligation of the Rights Agent. As to certain matters of fact (both express and implied), we have relied on representations, statements or certificates of officers of the Company.

                  Based upon the above, and subject to the stated assumptions, we are of the opinion that, (i) the Shares are duly authorized and, when issued in accordance with the terms of the Plan and any applicable award agreement, the Shares will be validly issued, fully paid and non-assessable, and (ii) upon the issuance of the Shares in accordance with the terms of the Plan and any applicable award agreement, the Rights attached to the Shares will be validly issued.

                  Our opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws and the rules, regulations and orders under them, which are currently in effect.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus to be distributed to participating employees as required by Rule 428(b)(1) under the Act. In giving this consent, we do not agree or admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                    Very truly yours,



                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

                                                                    Exhibit 23.1



                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Anteon International Corporation and subsidiaries:

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Anteon International Corporation and its subsidiaries of our report dated February 17, 2004, with respect to the consolidated balance sheets of Anteon International Corporation and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit), cash flows for each of the years in the three-year period ended December 31, 2003 and all related financial statement schedules, which report appears in the December 31, 2003 annual report on Form 10-K of Anteon International Corporation and subsidiaries.

         As discussed in note 2(f) to the consolidated financial statements, effective January 1, 2002, the Company adopted the provisions of Statements of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets.

          As discussed in note 2(r) to the consolidated financial statements, effective January 1, 2003, the Company adopted the provisions of SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment to FASB Statement 13 and Technical Corrections.




------------------------
KPMG, LLP

McLean, Virginia
September 8, 2004